Exhibit 99.4

BEST 365 LABS INC.

Financial Statements

December 31, 2022

MAC

Mac Accounting Group, LLP Certified Public Accountants

Report of Independent Registered Public Accounting Firm

Board of Directors and Shareholders

Best 365 Labs Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Best 365 Labs Inc. as of December 31, 2022 and 2021, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of Best 365 Labs Inc. as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 2 to the financial statements, the entity has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to Best 365 Labs Inc. in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Best 365 Labs Inc. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWW.MACACCOUNTINGGROUP.COM

1070 Mecham Lane, Midvale, Utah 84047

801.414.3664

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Mac Accounting Group, LLP

We have served as Best 365 Labs Inc.’s auditor since 2022.

Midvale, Utah

March 2, 2023

BEST 365 LABS INC.

Balance Sheets

	December 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$11,569	$100
Accounts receivable, net	7,761	-
Inventory	12,278	-
Total current assets	31,608	100
Total Assets	$31,608	$100

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued liabilities	$3,435	$-
Due to related parties	45,356	1,108
Total current liabilities	$48,791	1,108

Stockholders’ equity (deficit)
Common stock: $0.001 par value; 100,000,000 authorized; 9,682,000 and 5,125,000 issued and outstanding as of December 31, 2022 and 2021, respectively	9,682	5,125
Additional paid in capital	149,718	-
Accumulated deficit	(176,583)	(6,133)
Total stockholders’ equity (deficit)	(17,183)	(1,008)
Total Liabilities and Stockholders’ Equity (Deficit)	$31,608	$100

The accompanying notes are an integral part of these financial statements

BEST 365 LABS INC.

Statement of Operations

	Year Ended	Period from inception on October 12, 2021 through
	December 31, 2022	December 31, 2021
Revenues	$69,343	$-
Cost of goods sold	9,699	-
Gross profit	59,644	-

Operating expenses
General and administrative expenses	24,492	1,008
Consulting fees	78,775	5,125
Amazon listing expense	58,120	-
Professional fees	17,345	-
Marketing and promotion	50,362	-
Rent expense	1,000	-
Total operating expenses	230,094	6,133

Loss before income taxes	(170,450)	(6,133)

Income taxes	-	-

Net Loss	$(170,450)	$(6,133)

Net Loss per Share:
Basic and diluted weighted average number of common shares outstanding	8,399,458	3,395,313
Basic and diluted net loss per share	$(0.02)	$(0.00)

The accompanying notes are an integral part of these financial statements

BEST 365 LABS INC.

Statement of Stockholders’ Equity (Deficit)

For the Year Ended December 31, 2022 and for the period from inception on October 12, 2021 through December 31, 2021

	Common Stock		Additional Paid-in-	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at inception October 12, 2021	-	$-	$-	$-	$-
Common shares issued to related
parties for services	5,125,000	5,125	-	-	5,125
Net loss	-	-	-	(6,133)	(6,133)
Balance as of December 31, 2021	5,125,000	5,125	-	(6,133)	(1,008)
Common shares issued for services	4,050,000	4,050	-	-	4,050
Common shares issued to related parties for services	225,000	225	-	-	225
Common shares issued for cash	282,000	282	149,718	-	150,000
Net loss	-	-	-	(170,450)	(170,450)
Balance as of December 31, 2022	9,682,000	$9,682	$149,718	$(176,583)	$(17,183)

The accompanying notes are an integral part of these financial statements

BEST 365 LABS INC.

Statement of Cash Flows

	Year Ended	Period from inception on October 12, 2021 through
	December 31, 2022	December 31, 2021
Cash flows from operating activities
Net loss	$(170,450)	$(6,133)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock issued to related parties for services	225	5,125
Stock issued for services	4,050	-
Changes in working capital from operating assets:
Increase in accounts receivable	(7,761)	-
Increase in inventory	(12,278)	-
Increase in related party payables	-	1,108
Increase in accrued services	3,435
Net cash provided by (used in) operating activities	(182,779)	100

Cash flows from investing activities	-	-

Cash flows from financing activities
Advances from related party	178,673	-
Repayments to related party	(134,425)	-
Proceeds from the sale of common stock	150,000	-
Net cash provided by financing activities	194,248	-

Net increase in cash	11,469	100
Cash at beginning of period	100
Cash at end of period	$11,569	$100

Supplemental Cash Flow Information
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

BEST 365 LABS INC.

Notes to Financial Statements

December 31, 2022

Note 1 - Nature of Organization

Best 365 Labs Inc. (the Company) was incorporated on October 12, 2021 in the State of Nevada. The Company develops and sells clinically-tested, affordably priced products to naturally battle the onslaught of bacteria and viruses through online sales and in various other distribution channels. Presently, the Company has developed and is marketing Be On-Guard Mouth Spray, Be On-Guard Nasal Spray and EZ Safer Surface Cleaner.

Note 2 - Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had minimal revenues, is showing recurring net losses, and is showing total liabilities in excess of total assets. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence full-scale operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations long-term. Management intends to raise additional funds by entering into a share exchange agreement with a publicly traded company and raise funds in the public market by way of a private or public offering. Up until that time the Company will rely on funding from its related parties. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds from third parties, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering. .

Note 3 - Summary of Significant Accounting Policies Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses.

BEST 365 LABS INC.

Notes to Financial Statements

December 31, 2022

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash in banks and any highly liquid investments with a maturity of three months or less to the extent the funds are not being held for investment purposes. As of December 31, 2022 and 2021 the Company had no cash equivalents.

The Company maintains one account at Wells Fargo Bank. Accounts at this institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000.

Accounts Receivable and Allowance for Doubtful Accounts

The Company reviews accounts receivable periodically for collectability and establishes an allowance for doubtful accounts and records bad debt expense when deemed necessary. The Company records an allowance for doubtful accounts that is based on historical trends, customer knowledge, any known disputes, and considers the aging of the accounts receivable balances combined with management’s estimate of future potential recoverability. Accounts and receivables are written off against the allowance after all attempts to collect a receivable have failed. As of December 31, 2022 and 2021, the allowance for doubtful accounts was $0.

Inventory

The Company’s inventory is recognized in accordance with Accounting Standards Codification (“ASC”) 303. The Company uses the lower of cost (determined using an average cost method) or net realizable value for valuing inventories. As of December 31, 2022 and 2021 the Company had $12,278 and $0 of finished goods on hand, respectively.

Income Taxes

The provision for income taxes and deferred income taxes are determined using the asset and liability method. Deferred tax assets and liabilities are determined based on temporary differences between the financial carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the temporary differences are expected to reverse. On a periodic basis, the Company assesses the probability that its net deferred tax assets, if any, will be recovered. If after evaluating all of the positive and negative evidence, a conclusion is made that it is more likely than not that some portion or all of the net deferred tax assets will not be recovered, a valuation allowance is provided by a charge to tax expense to reserve the portion of the deferred tax assets which are not expected to be realized.

BEST 365 LABS INC.

Notes to Financial Statements

December 31, 2022

The provision for income taxes at the expected combined effective tax rate of approximately 26% is as follows:

	12/31/22	12/31/21
Tax at statutory rate	$(44,061)	$(1,586)
Stock-based compensation	1,105	1,325
Accrued consulting expense	888	-
Accrued related party advances	11,724	-
Change in valuation allowance	30,344	261
Tax Provision	$-	$-

Deferred income assets at December 31, 2022 and 2021 consisted of the following temporary differences and carry-forward items:

	12/31/22	12/31/21
Net Operating Loss Carryforwards	$17,992	$261
Accrued consulting expenses	888	-
Accrued related party advances	11,724	-
Valuation allowance	(30,604)	(261)
Net Deferred tax asset	$-	$-

The Company has maintained a full valuation allowance against the total deferred tax assets due to the uncertainty of future utilization.

As of December 31.2022, the Company has net federal and state net operating loss carry forwards of approximately $118,392 that begins to expire in 2037.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. The Company operates in the immune health supplement market and sells three products: Be-OnGuard Nasal Spray used against nasal bacteria, viruses and allergens, Be-OnGuard Mouth Spray used against oral bacteria, viruses and allergens, and Be-OnGuard EZ Safer Air used against airborne bacteria, viruses and allergens. The Company sells its product through its online website and through a Seller Central listing with Amazon, through the Amazon online platform.

Under ASC 606, the Company recognizes revenue from the sale of its products by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

BEST 365 LABS INC.

Notes to Financial Statements

December 31, 2022

The Company receives orders for its products directly from its customers and the Company’s performance obligation is to deliver product to customers. Pricing of each product is fixed at the time the order is placed and revenue is recognized once delivery occurs. Customers will remit payment at the time of order placement, therefore payment received by the Company prior to product delivery is recorded as deferred revenue. As of December 31, 2022 and 2021 deferred revenue was $0. Shipping and handling costs that occur are paid by the customer and is not recorded as revenue.

Advertising Costs

General advertising costs, or marketing and promotion costs, are expensed as incurred. The Company incurred general advertising costs for the year ended December 31, 2022 and 2021 of $50,362 and $0, respectively.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants. There were no potentially dilutive common shares outstanding as of December 31, 2022 and 2021.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements and has determined that there have been no standards that had, or will have, a material impact on its financial statements.

Note 4 - Related Party Transactions Due to Related Parties

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Amounts represent advances or amounts paid in satisfaction of liabilities.

As of December 31, 2021 the Company’s CEO had advanced the Company $1,108 to pay for operating expenses.

During the year ended December 31, 2022 the Company’s CEO, and companies affiliated with the Company’s CEO, advanced the Company $178,673 and the Company made repayments of $134,425, resulting in $45,356 due to related parties as of December 31, 2022.

BEST 365 LABS INC.

Notes to Financial Statements

December 31, 2022

Inventory Purchases

During the year ended December 31, 2022 the Company purchased $26,270 worth of inventory from Ageless Holdings, LLC (“Ageless”), an entity owned and controlled by the Company’s CEO.

Equity Transactions

On November 8, 2021, the Company issued 1,175,000 shares of common stock at a price of $0.001 per share to its CEO for services, issued 850,000 shares of common stock at a price of $0.001 per share to its CTO for services, issued 425,000 shares of common stock at $0.001 per share to its CFO for services, and issued 2,675,000 shares of common stock at a price of $0.001 per share to Ageless Holdings, LLC for services (see Note 5).

On March 31, 2022, Company’s Board of Directors approved the issuance of 225,000 common shares at a price of $0.001 per share to related parties for consulting services (see Note 5).

Note 5 - Equity

The Company has authorized common stock of 100,000,000 with a par value to $0.001 per share.

During the year ended December 31, 2022, Company’s Board of Directors approved the issuance of 4,050,000 common share valued at $4,050 to third parties for consulting services, approved the issuance of 225,000 common shares valued at $225 to related parties for consulting services (see Note 4), and sold 282,000 common shares at a purchase price of $0.53 per share for total proceeds of $150,000.

During the year ended December 31, 2021 the Company issued 5,125,000 shares to related parties for consulting services (see Note 4).

As of December 31, 2022 and 2021 the Company had 9,682,000 and 5,125,000 shares issued and outstanding, respectively.

Note 6 - Subsequent Events

The Company has evaluated all events that occur after the balance sheet date through March 2, 2023, the date when the financial statements were available to be issued, to determine if they must be reported. Management of the Company determined that there are no material subsequent events to be disclosed other than those described below.

Subsequent to December 31, 2022 the Company received advances of $24,259 from related parties, made repayments of $12,500, and purchased $6,456 worth of inventory from related parties.

On February 24, 2023, the Company’s Board of Directors signed a board resolution approving a share exchange agreement with Nowtransit, Inc, where all the issued and outstanding shares of capital stock of the Company will be acquired by Nowtransit, Inc. and exchanged for 34,371,100 shares of common stock of Nowtransit, Inc. (representing approximately 85% of the shares of the Nowtransit Inc.’s common stock). As of the date these financial statements were available to be issued, the Company had not yet closed on the transaction.